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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 on the financial statements and schedules of American Centurion Life Assurance Company in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-4, No. 333-00519) and related Prospectus for the registration of the ACL Variable Annuity Account 2 to be offered by American Centurion Life Assurance Company.



Ernst & Young LLP
Minneapolis, Minnesota
September 30, 1997